Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4, Amendment No. 1, of our report dated May 20, 2020, relating to the balance sheet of Longview Acquisition Corp. as of February 12, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from February 4, 2020 (inception) through February 12, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 4, 2021